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                                                                    Exhibit 23.1

Consent Of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in the previously filed Davox Corporation Registration Statements No.'s 333-42492, 333-83687, 333-52551, 333-30727, 333-16209, 333-07003, 33-47618, 33-47619, 33-51578, 33-89582 and
333-72850 of our report dated February 8, 2002, with respect to the consolidated financial statements of CellIt, Inc. as of December 31, 2001 and 2000 and for the years then ended, included in this Current Report on Form 8-K/A.

/s/ Arthur Andersen LLP

Miami, Florida
March 27, 2002